                                                                   EXHIBIT 10.4

                            STOCK PURCHASE AGREEMENT
                            ------------------------


         This STOCK PURCHASE AGREEMENT (this "Agreement") is entered into effective as of the 1st day of April, 1998, by and among Brentwood-Lexford Partners, LLC, a Texas limited liability company ("Buyer"), and John B. Bartling, Jr., the John B. Bartling, Jr. Irrevocable Trust dated March 15, 1996 and Mark D. Thompson (collectively, the "Common Stock Sellers"), Lexford Properties, Inc., a Texas corporation (the "Preferred Stock Seller," and together with the Common Stock Sellers, "Sellers"), Lexford Residential Trust, a Maryland real estate investment trust ("Lexford"), Stanley R. Fimberg ("Fimberg"), FSC Realty, LLC, a California limited liability company ("FSC Realty"), Ralph V. Williams ("Williams") and Bruce Woodward ("Woodward").

                                    RECITALS

         WHEREAS, the Common Stock Sellers are the beneficial and record owners of 50 issued and outstanding shares of common stock, no par value (the "Common Stock"), of Lexford Property Management, Inc., an Ohio corporation (the "Company"), and the Preferred Stock Seller is the beneficial and record owner of 950 issued and outstanding shares of preferred stock, no par value (the "Preferred Stock," and together with the Common Stock, the "Shares"), of the Company.

         WHEREAS, Sellers wish to sell and Buyer wishes to purchase all the Shares upon the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, the parties, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, agree as follows:

         1.       SALE AND PURCHASE OF SHARES.

                  1.1 SALE OF SHARES. At the Closing (as defined in Section 2), Sellers will sell the Shares to Buyer and Buyer will purchase the Shares from Sellers.

                  1.2      PURCHASE PRICE FOR SHARES.

                           1.2.1 PURCHASE PRICE FOR COMMON STOCK. The aggregate purchase price for the Common Stock will be Five Hundred Dollars ($500) (the "Common Stock Purchase Price"). At the Closing, Buyer will pay the Common Stock Purchase Price by delivering the aggregate amount of Five Hundred Dollars ($500) to the Common Stock Sellers, pro rata, in accordance with their Common Stock ownership, by certified check, official bank check or wire transfer to an account designated in writing by each of the Common Stock Sellers.

                  1.2.2 PURCHASE PRICE FOR PREFERRED STOCK. The aggregate purchase price for the Preferred Stock will be One Million Eight Hundred Thirty Three Thousand Three Hundred Thirty Three Dollars ($1,833,333) (the "Preferred Stock Purchase Price"). At the Closing, Buyer will pay the Preferred Stock Purchase Price by executing and delivering a promissory note payable to the Preferred Stock Seller in the original principal amount of One Million Eight Hundred Thirty Three Thousand Three Hundred Thirty Three Dollars ($1,833,333) substantially in the form attached hereto as EXHIBIT A.

                  1.3 DELIVERY OF SHARES. At the Closing, Sellers will deliver to Buyer the stock certificates representing the Shares purchased by Buyer, duly endorsed in blank or accompanied by stock powers duly executed in blank, in a form proper for transfer and reasonably acceptable to Buyer.

         2. CLOSING; CLOSING DATE. The closing of the sale and purchase of the Shares contemplated hereby (the "Closing") will take place at such time, date and place as Buyer and Sellers agree. Irrespective of the date of the Closing, the transactions contemplated by this Agreement will be effective as of April 1, 1998 (the "Effective Time").

         3. REPRESENTATIONS AND WARRANTIES OF SELLERS. Sellers represent and warrant to Buyer as follows:

                  3.1 OWNERSHIP OF SHARES. As of the Closing, Sellers will own the Shares beneficially and of record, and will have full power and authority to convey the Shares free and clear of any security interest, pledge, option or other lien or encumbrance.

                  3.2 CAPITAL STOCK OF THE COMPANY. The Shares represent all the issued and outstanding shares of capital stock of the Company and there are no other securities convertible into or exchangeable for, or other rights or options to acquire, shares of capital stock of the Company currently outstanding.

                  3.3 ASSETS AND LIABILITIES OF THE COMPANY. The Company has the assets and liabilities as generally described in that certain Bill of Sale, Assignment and Assumption Agreement dated February 20, 1998 and any additional liabilities incurred in the ordinary course of business since such date.

         4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Sellers as follows:

                  4.1 ORGANIZATION OR STANDING. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas. Buyer is a newly-formed limited liability company and is not currently conducting business.

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                  4.2 AUTHORITY OF BUYER. The execution, delivery and
consummation of this Agreement by Buyer has been duly authorized and approved as required by law. Buyer has the full power and authority to carry out the transactions contemplated by this Agreement and, at the Closing, no further action will be necessary on the part of Buyer or its members to make this Agreement valid and legally binding on Buyer.

                  4.3 INVESTMENT INTENT OF BUYER; ACCESS TO INFORMATION. Buyer is purchasing the Shares for its own account for investment and not with a view to the public resale or distribution thereof. Buyer has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company and Sellers concerning the Company and the Shares and has been afforded an opportunity to examine such documents and other information which Buyer has requested for the purpose of evaluating Buyer's acquisition of the Shares.

         5. ADDITIONAL AGREEMENTS. The parties further agree as follows:

                  5.1 EMPLOYEE BENEFITS MATTERS. To the extent practicable, Lexford and the Preferred Stock Seller will cooperate with the Buyer to negotiate with benefit providers in an attempt to obtain advantageous pricing by taking into account the combined employee population of Lexford and the Company, without creating multiple employer liability or the sharing or shifting of risk among Lexford and the Preferred Stock Seller.

                  5.2 VENDOR COOPERATIVE DISCOUNTS BUYING PROGRAM. Lexford and the Preferred Stock Seller agree to use their commercially reasonable efforts to afford the Buyer (for the benefit of its properties under management) the opportunity to participate directly in the Preferred Vendor Cooperative Discounts Buying Program of which Lexford and the Preferred Stock Seller are participants (the "Buying Program") to the extent permissible under the Buying Program and contracts entered into with third party vendors (such as Maintenance Warehouse, General Electric Company and Sherwin-Williams Company); provided, however, that neither Lexford nor the Preferred Stock Seller shall in any way be obligated to provide such benefits to Buyer directly or to incur additional costs in order to provide Buyer the opportunity to participate in the Buying Program. Buyer shall be entitled to direct any rebates or benefits under such program to which the properties are entitled to the party it determines should receive such rebates and Lexford will reasonably cooperate with such directions.

                  5.3 HUMAN RESOURCES TRAINING PROGRAMS AND PERSONNEL. For a period of time from the Effective Time to November 30, 1999, the Preferred Stock Seller agrees to afford Buyer reasonable access to and use of its human resources department and property management training program and personnel located in the Preferred Stock Seller's Dallas, Texas office; provided, however, that (a) Buyer's use of such services shall not unreasonably interfere with the Preferred Stock Seller's training program and, in no event, shall Buyer's use of such program and personnel exceed 260 "man hours" per month without the Preferred Stock Seller's prior written consent and (b) such access and use shall terminate during any period that Buyer is in breach of Section 5.4 below. "Man hour," as used herein, shall mean one hour of time expended by one of Lexford's or the Preferred Stock Seller's employees in the performance of the provision of human resources and property management training services for the benefit of Buyer.

                  5.4 OFFICE SPACE. For a period of time from the Effective Time to November 30, 1999, the Preferred Stock Seller shall permit Buyer to use the office space described on Schedule 5.4 located in the Preferred Stock Seller's Dallas, Texas office. In consideration for such use and for Buyer's access to the Preferred Stock Seller's employees and training program pursuant to Section
5.3 hereof, Buyer shall timely pay the full amount of all the Preferred Stock Seller's payment obligations under its lease for such office space (for rent, taxes, insurance, common area maintenance charges, utilities or otherwise) directly to the landlord or pursuant to other instructions that the Preferred Stock Seller may give to Buyer and shall use such office space in a manner that complies fully with the covenants and other obligations of the Preferred Stock Seller pursuant to the lease.

                  5.5 USE OF NAME, LOGOS, ETC. From and after the Closing, neither the Company or Buyer shall have the right to use the name "Lexford Residential Trust," or any mark or logo associated therewith or any derivative thereof; provided, however, that the Company or Buyer may continue to use the name "Lexford Property Management" so long as it is used in full and it is made clear from such use that the Company or Buyer is not affiliated with Lexford in any manner. Buyer agrees to change its name, within thirty (30) days after the Closing, to a name that does not include the name "Lexford" (other than "Lexford Property Management"). In addition, it is understood and agreed that the Company has all right, title and interest in and to the "pyramid" logo (a specimen of which is attached hereto as Schedule 5.5A) formerly owned by the Preferred Stock Seller. Buyer will have no right to use, and will refrain from using Lexford's "leaf" trademark (a specimen of which is attached hereto as Schedule 5.5B) and any other mark or logo now or hereafter used by Lexford or Preferred Stock Seller.

                  5.6 PROPERTY OWNERS AGREEMENT. FSC Realty, Fimberg, Williams and Woodward (collectively, the "Property Owners") hereby agree that for so long as amounts remain unpaid on the Promissory Note, the Property Owners will use their best efforts to cause all entities owning residential rental property that the Property Owners, individually or jointly with others with whom they are acting in concert, own or control (the "Properties") to enter into management contracts with Buyer to the exclusion of other property management companies, subject to the Property Owners' exercise of their fiduciary duties, if any, owed to other interest holders in such entities by virtue of the Property Owners' direct or indirect position or relationship with such entity.

                  5.7 SUPPORT SERVICES. From and after the Effective Time through July 31, 1998, Buyer will continue to provide to the Preferred Stock Seller, the financial and administrative support services incident to the Preferred Stock Seller's obligations under the respective management agreements between the Preferred Stock Seller and those 14 limited partnerships owning apartment communities in which GC Southeast Partners L.P. holds an economic interest as of the Effective Time in a like manner as currently being provided by the Company (the "Administrative Services").

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Preferred Stock Seller will pay Buyer Thirty Seven Thousand Five Hundred Dollars
($37,500) for such services each month in arrears.

                  5.8 REASONABLE MANAGEMENT FEES. After the Closing, Buyer will not enter into any residential rental property management agreements whereby it will be paid less than the relevant market's prevailing industry rate for similar property management agreements. For purposes of this Section 5.8, it is agreed that, with respect to properties in which FSC Realty has an equity interest and/or is the referral source of the management contract, a property management fee of three percent (3%) of the gross receipts of the property under management (net of any amounts paid to FSC Realty for actual asset management or financial or bookkeeping services provided to or for the benefit of the Company or the property under management) payable to the Company is deemed to be not less than the market's prevailing industry rate for similar property management agreements.

         6. FURTHER ASSURANCES. Buyer and Sellers will execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Buyer and Sellers will use their best efforts to fulfill or obtain the fulfillment of the conditions to the Closing.

         7. CONDITIONS TO BUYER'S OBLIGATION. The obligation of Buyer to enter into and complete the Closing is subject, at its option, to the fulfillment of the following conditions:

                  7.1 LITIGATION. No action, suit or proceeding will have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby.

                  7.2 REPRESENTATIONS TRUE. The representations and warranties of Sellers contained herein will be true as of the Closing.

                  7.3 DELIVERY. Sellers will have delivered the Shares to Buyer as required by Section 1.3 of this Agreement.

                  7.4 FUNDING OF CASH PAYMENTS. The Preferred Stock Seller shall have funded the Company with cash equal to the sum of (i) accrued but unpaid expenses of the Company as of March 31, 1998, (ii) payroll and benefit expenses for the month of April 1998 relating to the employees listed on Schedule 7.4A, and (iii) the severance and retention payments set forth on Schedule 7.4B, less, in each case, any amounts paid directly by the Preferred Stock Seller.

         8. CONDITIONS TO SELLERS' OBLIGATIONS. The obligations of Sellers to enter into and complete the Closing is subject, at their option, to the fulfillment of the following conditions:

                  8.1 LITIGATION. No action, suit or proceeding will have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby.

                  8.2 REPRESENTATIONS TRUE. The representations and warranties of Buyer contained herein will be true as of the Closing.

                  8.3 PAYMENT. Buyer will have paid the Common Stock Purchase Price and the Preferred Stock Purchase Price to each of the Sellers as required by Section 1.2 of this Agreement.

                  8.4 TERMINATION OF CONSULTING AGREEMENTS. Fimberg and Williams, respectively, and the Preferred Stock Seller shall have executed and delivered a Termination and Release Agreement with respect to their individual consulting agreements with Lexford substantially in the form attached hereto as EXHIBIT B.

                  8.5 TERMINATION OF EMPLOYMENT AGREEMENT. Woodward and the Preferred Stock Seller shall have executed and delivered a Termination and Release Agreement with respect to his employment agreement with the Preferred Stock Seller substantially in the form attached hereto as EXHIBIT C.

         9. TERMINATION.

                  9.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the sale of the Shares from the Sellers to Buyer may be abandoned at any time prior to the Closing (a) by the mutual consent of the Sellers and Buyer, or (b) by either Buyer or Sellers if the conditions precedent to their respective obligations to consummate the sale of the Shares from the Sellers to Buyer, as set forth in Sections 7 and 8, respectively, are not satisfied on the date scheduled for Closing pursuant to Section 2.

                  9.2 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the Closing pursuant to this
Section 9, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement.

         10. PROFESSIONAL FEES. Sellers and Buyer acknowledge and agree that they shall be responsible for the payment of their respective professional and other fees and costs incurred in connection with this Agreement; provided, however, that the Preferred Stock Seller shall reimburse Buyer for its reasonable attorney's fees and costs in connection herewith upon presentment of receipts in an amount not to exceed Five Thousand Dollars ($5,000).

         11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement will survive the Closing and remain in full force and effect.

         12. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement among the parties with respect to the purchase of the Shares, and supersedes all prior agreements,

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

written or oral, with respect thereto. This Agreement may not be amended or modified except by an instrument in writing signed by all of the parties.

         13. WAIVER OF CONDITIONS. The conditions to each of the parties' obligations under this Agreement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by law.

         14. ASSIGNMENT. The rights and obligations of the parties under this Agreement are not assignable by any party without the prior written consent of the other parties. The respective rights and obligations of Buyer and Sellers under this Agreement will inure to the benefit of, and will be binding upon, them and their respective successors, permitted assigns, heirs, estates, and personal representatives.

         15. GOVERNING LAW. This agreement will be governed by and construed in accordance with the laws of the State of Ohio without regard to any principles of conflict of laws.

         16. HEADINGS. The headings in this Agreement are for reference only and will not affect the interpretation of this Agreement.

         17. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall nevertheless remain in full force and effect.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.




             [The remainder of this page intentionally left blank.]

                                      -7-
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         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                 "BUYER"

                                  Brentwood-Lexford Partners, LLC
                                  By:  FSC Realty, LLC, Its Managing Member

                                  By:       /s/ Stanley R. Fimberg
                                     -----------------------------------------
                                  Name:    Stanley R. Fimberg
                                       ---------------------------------------
                                  Its:     Managing Member
                                      ----------------------------------------

                                  "SELLERS"

                                  Lexford Properties, Inc.

                                  By:      /s/ Bradley A. Van Auken
                                     -----------------------------------------
                                  Name:    Bradley A. Van Auken
                                       ---------------------------------------
                                  Its:     Vice President
                                      ----------------------------------------


                                  /s/ John B. Bartling, Jr.
                                  --------------------------------------------
                                  John B. Bartling, Jr.


                                  /s/ Mark D. Thompson
                                  ---------------------------------------------
                                  Mark D. Thompson

                                        John B. Bartling, Jr. Irrevocable Trust
                                        dated March 15, 1996


                                  By:      /s/ Brendan J. O'Rourke
                                     ------------------------------------------
                                  Name:    Brendan J. O'Rourke
                                       ----------------------------------------
                                  Its:     Trustee
                                       ----------------------------------------

                                "LEXFORD"

                                 Lexford Residential Trust


                                 By:      /s/ Bradley A. Van Auken
                                    -------------------------------------------
                                 Name:    Bradley A. Van Auken
                                      -----------------------------------------
                                 Its:     Senior Vice President
                                     ------------------------------------------



                                 Fsc Realty LLC


                                 By:     /s/ Stanley R. Fimberg
                                    -------------------------------------------
                                 Name:   Stanley R. Fimberg
                                      -----------------------------------------
                                 Its:    Managing Member
                                    -------------------------------------------



                                 /s/ Stanley R. Fimberg
                                 ----------------------------------------------
                                 Stanley R. Fimberg



                                 /s/ Ralph V. Williams
                                 ----------------------------------------------
                                 Ralph V. Williams



                                 /s/ Bruce Woodward
                                 ----------------------------------------------
                                 Bruce Woodward

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